Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

IHS News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

Global Insight News Media Contact

Jim Dorsey

Global Insight

+1 781 301 9069

jim.dorsey@globalinsight.com

IHS to Acquire Global Insight, Inc.

Combination puts IHS at center of today’s most critical business decisions; establishes economic forecasting and market outlook as core IHS competency

ENGLEWOOD, Colo. (September 18, 2008) — IHS Inc. (NYSE:IHS), a leading global source of critical information and insight, today announced it has signed a definitive agreement to acquire Global Insight, Inc., the recognized leader in providing the most comprehensive global macroeconomic information, analysis and consulting services to corporations, financial institutions and governments around the world. The $200 million transaction – the largest IHS acquisition to date – will be completed with approximately 60 percent cash and 40 percent IHS common stock. Terms of the transaction also include a lock-up agreement that restricts the salability of IHS shares with 10 percent of the shares restricted for one year, 50 percent for two years and 40 percent for three years. The acquisition is subject to customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Global Insight has estimated 2008 revenues of approximately $120 million and is currently operating with high single-digit adjusted EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) margins. The purchase price represents a 9-10 times multiple of expected 2009 adjusted EBITDA.

“Global Insight founded the modern economic forecasting industry more than 40 years ago and today the company is recognized as the most consistently accurate economic forecasting company in the world,” said Jerre Stead, IHS chairman and chief executive officer. “The acquisition of Global Insight provides IHS the opportunity to significantly enhance the value of our products and services by adding critical economic-focused offerings to the full range of information and insight IHS already offers.”

Global Insight provides the most comprehensive economic, financial and political coverage of countries, regions and industries available, covering more than 200 countries and regions in the world and spanning approximately 170 industries, to more than 3,800 client organizations in business, finance and government. Headquartered in Waltham, Mass., the company has approximately 700 employees and 25 offices in 14 countries covering North and South America, Europe, Africa, the Middle East and Asia.

Global Insight’s unique combination of expertise, models, data and software, provided within a common analytical framework, supports its clients in developing strategies, controlling risks and making key decisions. The company provides analyses and forecasts that take into account political, economic, legal, tax, operational and security factors to advise on issues that affect competitive positions, investment strategies and policy positions. Global Insight’s more than 350 analysts, researchers and economists hail from 16 countries and speak 23 different languages.

“Global Insight and IHS share a common excellence in providing critical information and expert analyses and insight to our clients around the world,” said Dr. Joseph E. Kasputys, Global Insight chairman, president and CEO. “With the growing impact of globalization driving the need for reliable information and forecasts, the transformation of expert analysis of markets, industry trends and strategies into actionable intelligence is critical to the success of global business.”

Stead added, “The combination of IHS and Global Insight puts IHS at the very center of today’s most critical business decisions and establishes economic forecasting and market outlook as a core competency of IHS.”

Upon the end of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and closing of the acquisition, Scott Key, IHS senior vice president and president and COO of Jane’s Information Group, will relocate to the Boston area and become president and COO of Global Insight.  Key and his team will work to align Global Insight with the other IHS Insight businesses. IHS will build an integrated research and operations capability, leveraging the resources of

Global Insight and the company’s other Insight brands and resources, which include Cambridge Energy Research Associates (CERA), Jane’s Information Group, and IHS Herold. The combination will benefit clients across the company’s four Information Domains (Energy, Product Lifecycle, Environment and Security) and allow IHS to fully leverage its resources to expand the company’s geographic scope and add even more value to its Insight product offerings.

Dr. Kasputys will become Chairman Emeritus of Global Insight and join IHS as chairman of the company’s newly formed IHS Insight Advisory Board.

Morgan Stanley acted as financial adviser to IHS. Signal Hill advised Global Insight.

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NOTE:  The Global Insight acquisition will be discussed on today’s IHS Third Quarter 2008 Earnings Conference Call at 5:00 p.m. ET

About IHS (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted data and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security and Environment. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs approximately 3,000 people in 20 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.  Copyright © 2008 IHS Inc.  All rights reserved.

About Global Insight

Global Insight, Inc. (http://www.globalinsight.com/) is a privately held company that brought together the two most respected economic information companies in the world, DRI and WEFA. Global Insight provides the most comprehensive economic and financial information available on countries, regions and industries, using a unique combination of expertise, models, data and software within a common analytical framework to support planning and decision-making. Through the world’s first same-day analysis and risk assessment service, Global Insight provides immediate insightful analysis of market conditions and key events around the world, covering economic, political, and operational factors. The company has over 3,800 clients in industry, finance, and government with revenues in excess of $105 million, over 675 employees and 25 offices in 14 countries covering North and South America, Europe, Africa, the Middle East, and Asia.

IHS FORWARD-LOOKING STATEMENTS: This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products, and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.